Exhibit 99.1

RR DONNELLEY REPORTS THIRD-QUARTER 2008 RESULTS

Highlights:

•

Third-quarter 2008 GAAP net earnings from continuing operations of $168.2 million or $0.80 per diluted share vs. net earnings from continuing operations of $175.0 million or $0.80 per diluted share in 2007

•

Third-quarter 2008 non-GAAP net earnings from continuing operations of $183.2 million or $0.87 per diluted share, an increase of 7.4% over the $0.81 in non-GAAP earnings per diluted share in the third quarter of 2007

•	Repurchased 10 million shares of common stock year-to-date through today

•	Additional share repurchases have been authorized, bringing the total available authorization back to 10 million shares

CHICAGO, November 5, 2008 – R.R. Donnelley & Sons Company (NYSE: RRD) today reported third-quarter net earnings from continuing operations of $168.2 million or $0.80 per diluted share on net sales of $2.9 billion compared to net earnings from continuing operations of $175.0 million or $0.80 per diluted share on net sales of $2.9 billion in the third quarter of 2007. The third-quarter net earnings from continuing operations in both 2008 and 2007 included pre-tax charges, substantially all associated with the reorganization of certain operations and the exiting of certain business activities, for restructuring ($22.9 million) and impairment ($0.5 million) totaling $23.4 million in 2008 and for restructuring ($18.4 million) and impairment ($1.5 million), totaling $19.9 million in 2007. The company’s effective tax rate increased to 32.0% in the third quarter of 2008 from 25.1% in the third quarter of 2007 primarily due to the favorable impact on the 2007 tax rate of the lower statutory tax rate in the United Kingdom that generated a $9.3 million reduction in net deferred tax liabilities, a larger proportion of taxable income being generated in higher tax jurisdictions and a higher effective tax rate on foreign earnings in 2008 that was partially offset by the benefit in the current quarter from the resolution of uncertain tax positions.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP earnings from continuing operations totaled $183.2 million or $0.87 per diluted share in the third quarter of 2008 compared to $177.8 or $0.81 per diluted share in the third quarter of 2007. Third-quarter non-GAAP net earnings from continuing operations exclude restructuring and impairment charges in both 2008 and 2007. For non-GAAP comparison purposes, the effective tax rate increased to 32.3% in the third quarter of 2008 from 29.9% in the third quarter of 2007 due to both a larger proportion of taxable income being generated in higher tax jurisdictions and a higher effective tax rate on foreign earnings in 2008. A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

RR DONNELLEY REPORTS THIRD-QUARTER 2008 RESULTS

“Given these unprecedented times, we are pleased with the earnings generated in the quarter,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “In a challenging revenue environment, we have generated nearly $700 million in cash from operations through the third quarter of 2008, validating our strategy and demonstrating the benefits of our diverse and flexible platform and broad product offering. We continued to secure new business, including the recently announced print management deals with Houghton Mifflin Harcourt Publishing Company and Harrah’s. Through continued expense management, we reaffirm our full-year non-GAAP operating margin guidance for the year of slightly greater than 10.0%.”

Quinlan added, “Our discipline in capital deployment and management as well as the resulting strong balance sheet and liquidity profile differentiate us in our industry and position us to serve our customers well.”

Business Review (Continuing Operations)

The company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The company reports, as Corporate, its unallocated expenses associated with general and administrative activities.

Summary

The company acquired Cardinal Brands in December of 2007 and Pro Line Printing in March of 2008. In aggregate, the acquired companies carried a lower operating margin historically than the company has been able to achieve. The company’s proven financial discipline and approach to achieving productivity increases have had a positive impact on these operations, and the company sees opportunities for continued improvement.

Net sales in the quarter were $2.9 billion, down 1.6% from the third quarter of 2007. The decrease was caused by volume declines and continued price pressure primarily due to the global economic slowdown, offset in part by acquisitions and favorable foreign exchange rates. Gross margin decreased slightly to 27.0% in the third quarter of 2008 from 27.1% in the third quarter of 2007 due to volume and price declines, as well as the inclusion of the acquired companies that in aggregate carried a lower margin historically, offset in part by the benefits of our productivity efforts and a variable compensation expense reduction. SG&A expense as a percentage of net sales decreased to 9.8% in the third quarter of 2008 from 11.0% in the third quarter of 2007, primarily due to variable compensation expense reduction. Operating margin, which was negatively impacted by charges for restructuring and impairment of $23.4 million in the third quarter of 2008 and $19.9 million in the third quarter of 2007, increased to 10.7% in the third quarter of 2008 from 10.1% in the third quarter of 2007.

Excluding charges for restructuring and impairment, the non-GAAP operating margin in the third quarter of 2008 increased to 11.5% from 10.8% in the third quarter of 2007, as the reduction in variable compensation expense improved margins by 277 basis points and the benefits from our productivity efforts offset the impact of volume and price declines and the inclusion of the acquired companies that in aggregate carried a lower margin historically.

RR DONNELLEY REPORTS THIRD-QUARTER 2008 RESULTS

Segments

Net sales for the U.S. Print and Related Services segment decreased 0.8% to $2.1 billion from the third quarter of 2007 due to volume declines across most product lines and continued price pressure primarily due to the global economic slowdown. Partially offsetting these declines were sales from the acquisitions of Cardinal Brands and Pro Line Printing, as well as sales increases in logistics services and volume increases in forms and labels. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment of $16.7 million in the third quarter of 2008 and $11.8 million in the third quarter of 2007, increased to 13.4% from 12.8% in the third quarter of 2007. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin increased to 14.2% in the third quarter of 2008 from 13.4% in the third quarter of 2007, as the reduction in variable compensation expense and the benefits of our productivity efforts more than offset the impact of volume and price declines and the inclusion of the acquired companies that in aggregate carried a lower margin historically.

Net sales for the International segment decreased 3.6% to $721.2 million from the third quarter of 2007 due to volume declines in business process outsourcing services, European print and financial print as well as continued price pressure. Partially offsetting these declines were favorable foreign exchange rates and volume increases in Asia printing services and Latin America. The segment’s operating margin, which was negatively impacted by charges for restructuring and impairment of $5.0 million in the third quarter of 2008 and charges for restructuring of $3.8 million in the third quarter of 2007, increased to 8.4% in the third quarter of 2008 from 7.2% in the third quarter of 2007. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin increased to 9.1% in the third quarter of 2008 from 7.7% in the third quarter of 2007 due to productivity and cost management initiatives and the variable compensation expense reduction, which more than offset volume and price pressure and an unfavorable change in foreign exchange rates.

Unallocated Corporate operating expense increased to $42.4 million in the third quarter of 2008 from $36.1 million in the third quarter of 2007. Excluding restructuring charges of $1.7 million in the third quarter of 2008 and $4.3 million in the third quarter of 2007, Corporate operating expense increased from $31.8 million to $40.7 million in the third quarter of 2008 due to increases in both the LIFO inventory provision and the bad debt provision partially offset by the variable compensation expense reduction.

Outlook – 2008 Full-year non-GAAP EPS from Continuing Operations Revised

Although the economic outlook is more uncertain, for the full year of 2008, RR Donnelley is projecting non-GAAP net earnings per diluted share from continuing operations to be in the range of $3.08 to $3.11. This guidance includes the expected impact of the previously completed acquisitions and assumes no additional shares repurchased under the authorization available to the company. The non-GAAP effective tax rate for 2008 is expected to be approximately 32.5% to 33.5%. GAAP net earnings per diluted share from continuing operations in 2008 may include restructuring and impairment charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

RR DONNELLEY REPORTS THIRD-QUARTER 2008 RESULTS

Conference Call

RR Donnelley will host a conference and simultaneous webcast to discuss its third quarter results today, Wednesday, November 5, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: http://www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 65893129.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 144 years ago, the company provides products and solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

Contact Information
Media:	Investors:
Doug Fitzgerald	Dan Leib
EVP, Communications	SVP, Treasurer
630-322-6830	312.326.7710
doug.fitzgerald@rrd.com	dan.leib@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and our beliefs regarding the reliability of the participants to our contractual lending agreements;

RR DONNELLEY REPORTS THIRD-QUARTER 2008 RESULTS

factors that affect customer demand, including changes in postal rates and postal regulations, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers’ financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of September 30, 2008 and December 31, 2007

(UNAUDITED)

(In millions, except per share data)

	September 30, 2008	December 31, 2007
Assets

Current Assets
Cash and cash equivalents	$435.7	$379.0
Restricted cash equivalents	5.1	63.9
Receivables, less allowance for doubtful accounts	2,115.7	2,181.2
Inventories	791.4	709.5
Prepaid expenses and other current assets	83.7	85.5
Deferred income taxes	115.5	102.2

Total current assets	3,547.1	3,521.3

Property, plant and equipment, net	2,671.9	2,726.0
Goodwill	3,245.1	3,264.9
Other intangible assets - net	1,200.4	1,323.2
Prepaid pension cost	851.2	833.2
Other noncurrent assets	421.4	418.1

Total Assets	$11,937.1	$12,086.7

Liabilities

Current Liabilities
Accounts payable	$889.8	$954.9
Accrued liabilities	994.5	1,085.3
Short-term and current portion of long-term debt	1,191.7	725.0

Total Current Liabilities	3,076.0	2,765.2

Long-term debt	3,198.1	3,601.9
Postretirement benefits	255.2	247.9
Deferred income taxes	847.6	872.3
Other noncurrent liabilities	561.3	689.1
Liabilities of discontinued operations	0.5	3.0

Total Liabilities	7,938.7	8,179.4

Shareholders’ Equity

Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2008 and 2007

Additional paid-in capital	2,881.1	2,858.4

Retained earnings	1,643.9	1,312.9

Accumulated other comprehensive income	363.4	341.3

Treasury stock, at cost, 37.2 shares in 2008 (2007 - 27.1 shares)	(1,193.7)	(909.0)

Total Shareholders’ Equity	3,998.4	3,907.3

Total Liabilities and Shareholders’ Equity	$11,937.1	$12,086.7

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2008 and 2007

(In millions, except per share data)

(UNAUDITED)

	Three months ended September 30,						Nine months ended September 30,
	2 0 0 8 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 8 NON-GAAP	2 0 0 7 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 7 NON-GAAP	2 0 0 8 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 8 NON-GAAP	2 0 0 7 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 0 7 NON-GAAP
Net sales	$2,864.6	$—	$2,864.6	$2,910.0	$—	$2,910.0	$8,785.3	$—	$8,785.3	$8,498.9	$—	$8,498.9

Cost of sales (exclusive of depreciation and amortization shown below)	2,090.3	—	2,090.3	2,122.4	—	2,122.4	6,452.0	—	6,452.0	6,218.2	—	6,218.2
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	279.8	—	279.8	320.5	—	320.5	947.9	—	947.9	976.7	—	976.7
Restructuring and impairment charges	23.4	(23.4)	—	19.9	(19.9)	—	46.5	(46.5)	—	361.8	(361.8)	—
Depreciation and amortization	164.7	—	164.7	152.8	—	152.8	486.5	—	486.5	443.7	—	443.7

Total operating expenses	2,558.2	(23.4)	2,534.8	2,615.6	(19.9)	2,595.7	7,932.9	(46.5)	7,886.4	8,000.4	(361.8)	7,638.6

Income from continuing operations	306.4	23.4	329.8	294.4	19.9	314.3	852.4	46.5	898.9	498.5	361.8	860.3

Interest expense - net	56.2	—	56.2	59.1	—	59.1	171.0	—	171.0	167.9	—	167.9
Investment and other income (expense) - net	(1.1)	—	(1.1)	0.5	—	0.5	7.0	—	7.0	2.3	—	2.3

Earnings from continuing operations before income taxes and minority interest	249.1	23.4	272.5	235.8	19.9	255.7	688.4	46.5	734.9	332.9	361.8	694.7

Income tax expense	79.7	8.4	88.1	59.3	17.1	76.4	189.5	53.7	243.2	85.5	133.4	218.9
Minority interest	1.2	—	1.2	1.5	—	1.5	3.6	—	3.6	2.9	—	2.9

Net earnings from continuing operations	168.2	15.0	183.2	175.0	2.8	177.8	495.3	(7.2)	488.1	244.5	228.4	472.9

Income (loss) from discontinued operations - net of tax	—	—	—	—	—	—	1.7	(1.7)	—	(0.1)	0.1	—

Net earnings	$168.2	$15.0	$183.2	$175.0	$2.8	$177.8	$497.0	$(8.9)	$488.1	$244.4	$228.5	$472.9

Earnings per share:
Basic:
Net earnings from continuing operations	$0.80		$0.88	$0.80		$0.82	$2.33		$2.30	$1.12		$2.16
Income from discontinued operations, net of tax	$—		$—	$—		$—	$0.01		$—	$—		$—

Net earnings	$0.80		$0.88	$0.80		$0.82	$2.34		$2.30	$1.12		$2.16

Diluted:
Net earnings from continuing operations	$0.80		$0.87	$0.80		$0.81	$2.33		$2.30	$1.11		$2.15
Income from discontinued operations, net of tax	$—		$—	$—		$—	$0.01		$—	$—		$—

Net earnings	$0.80		$0.87	$0.80		$0.81	$2.34		$2.30	$1.11		$2.15

Weighted average common shares outstanding:
Basic	209.1		209.1	217.8		217.8	212.0		212.0	219.1		219.1
Diluted	209.7		209.7	218.5		218.5	212.5		212.5	220.3		220.3

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three months ended September 30, 2008				Three months ended September 30, 2007
	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$306.4	10.7%	$168.2	$0.80	$294.4	10.1%	$175.0	$0.80

Non-GAAP adjustments:
Restructuring and impairment charges (1)	23.4	0.8%	15.0	0.07	19.9	0.7%	12.1	0.05
Income tax adjustments (2)	—	—	—	—	—	—	(9.3)	(0.04)

Total Non-GAAP adjustments	23.4	0.8%	15.0	0.07	19.9	0.7%	2.8	0.01

Non-GAAP measures	$329.8	11.5%	$183.2	$0.87	$314.3	10.8%	$177.8	$0.81

(1)	Restructuring and impairment (pre-tax): Operating results for the three months ended September 30, 2008 and 2007 were affected by the following restructuring and impairment charges:

•

2008 included restructuring charges of $21.6 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $1.3 million of other restructuring costs, including lease termination and other facility closure costs; and $0.5 million of impairment charges related to the impairment of other long-lived assets.

•

2007 included restructuring charges of $13.7 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $4.7 million of other restructuring costs, including lease termination costs; and $1.5 million for the impairment of other long-lived assets.

(2)	Income tax adjustments: Income tax expense for the three months ended September 30, 2007 reflects a $9.3 million benefit from a reduction in net deferred tax liabilities due to a decrease in the statutory rate in the United Kingdom.

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Nine months ended September 30, 2008				Nine months ended September 30, 2007
	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$852.4	9.7%	$497.0	$2.34	$498.5	5.9%	$244.4	$1.11

Non-GAAP adjustments:
Restructuring and impairment charges (1)	46.5	0.5%	30.8	0.14	361.8	4.2%	237.7	1.08
Income tax adjustments (2)	—	—	(38.0)	(0.17)	—	—	(9.3)	(0.04)
Net (income) loss from discontinued operations (3)	—	—	(1.7)	(0.01)	—	—	0.1	—

Total Non-GAAP adjustments	46.5	0.5%	(8.9)	(0.04)	361.8	4.2%	228.5	1.04

Non-GAAP measures	$898.9	10.2%	$488.1	$2.30	$860.3	10.1%	$472.9	$2.15

(1)	Restructuring and impairment (pre-tax): Operating results for the nine months ended September 30, 2008 and 2007 were affected by the following restructuring and impairment charges:

•

2008 included restructuring charges of $36.6 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $7.3 million of other restructuring costs, including lease termination and other facility closure costs; and $2.6 million of impairment charges related to the impairment of other long-lived assets.

•

2007 included impairment charges of $316.1 million for the write-off of the Moore Wallace, OfficeTiger, and other trade names; restructuring charges of $34.7 million for employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities; $8.8 million of other restructuring costs, including lease termination costs; and $2.2 million for the impairment of other long-lived assets.

(2)	Income tax adjustments: Net earnings for the nine months ended September 30, 2008 were affected by a $38 million reversal of reserves for uncertain tax positions. Income tax expense for the nine months ended September 30, 2007 reflects a $9.3 million benefit from a reduction in net deferred tax liabilities due to a decrease in the statutory rate in the United Kingdom.

(3)	Net income (loss) from discontinued operations: The net income from discontinued operations for the nine months ended September 30, 2008 reflects the reversal of a deferred tax liability for the Company’s package logistics business.

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three months ended September 30, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Three Months Ended September 30, 2008
Net sales	$2,143.4	$721.2	$—	$2,864.6
Operating expense	1,855.5	660.3	42.4	2,558.2

Operating income (loss)	287.9	60.9	(42.4)	306.4
Operating margin %	13.4%	8.4%	nm	10.7%

Non-GAAP Adjustments
Restructuring charges	16.3	4.9	1.7	22.9
Impairment charges	0.4	0.1	—	0.5

Total Non-GAAP adjustments	16.7	5.0	1.7	23.4

Operating income (loss) excluding restructuring and impairment charges	$304.6	$65.9	$(40.7)	$329.8
Operating margin before restructuring and impairment charges %	14.2%	9.1%	nm	11.5%

Depreciation and amortization	109.3	45.2	10.2	164.7
Capital expenditures	42.3	24.9	14.0	81.2

Three Months Ended September 30, 2007
Net sales	$2,161.7	$748.3	$—	$2,910.0
Operating expense	1,884.8	694.7	36.1	2,615.6

Operating income (loss)	276.9	53.6	(36.1)	294.4
Operating margin %	12.8%	7.2%	nm	10.1%

Non-GAAP Adjustments
Restructuring charges	10.3	3.8	4.3	18.4
Impairment charges	1.5	—	—	1.5

Total Non-GAAP adjustments	11.8	3.8	4.3	19.9

Operating income (loss) excluding restructuring and impairment charges	$288.7	$57.4	$(31.8)	$314.3
Operating margin before restructuring and impairment charges %	13.4%	7.7%	nm	10.8%

Depreciation and amortization	103.0	41.0	8.8	152.8
Capital expenditures	51.4	26.5	6.4	84.3

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Nine months ended September 30, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Nine Months Ended September 30, 2008
Net sales	$6,545.8	$2,239.5	$—	$8,785.3
Operating expense	5,708.6	2,091.2	133.1	7,932.9

Operating income (loss)	837.2	148.3	(133.1)	852.4
Operating margin %	12.8%	6.6%	nm	9.7%

Non-GAAP Adjustments
Restructuring charges	23.8	16.9	3.2	43.9
Impairment charges	2.1	0.2	0.3	2.6

Total Non-GAAP adjustments	25.9	17.1	3.5	46.5

Operating income (loss) excluding restructuring and impairment charges	$863.1	$165.4	$(129.6)	$898.9
Operating margin before restructuring and impairment charges %	13.2%	7.4%	nm	10.2%

Depreciation and amortization	322.7	132.9	30.9	486.5
Capital expenditures	143.6	72.6	22.5	238.7

Nine Months Ended September 30, 2007
Net sales	$6,332.7	$2,166.2	$—	$8,498.9
Operating expense	5,792.8	2,073.6	134.0	8,000.4

Operating income (loss)	539.9	92.6	(134.0)	498.5
Operating margin %	8.5%	4.3%	nm	5.9%

Non-GAAP Adjustments
Restructuring charges	20.4	13.1	10.0	43.5
Impairment charges	259.5	58.8	—	318.3

Total Non-GAAP adjustments	279.9	71.9	10.0	361.8

Operating income (loss) excluding restructuring and impairment charges	$819.8	$164.5	$(124.0)	$860.3
Operating margin before restructuring and impairment charges %	12.9%	7.6%	nm	10.1%

Depreciation and amortization	297.0	120.6	26.1	443.7
Capital expenditures	189.8	114.9	16.4	321.1

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2008 and 2007

IN MILLIONS

(UNAUDITED)

	2008	2007
Operating Activities

Net earnings	$497.0	$244.4

Net (earnings) loss from discontinued operations	(1.7)	0.1

Adjustment to reconcile net earnings to cash provided by operating activities	460.2	681.9

Changes in operating assets and liabilities	(265.1)	(143.7)

Net cash provided by operating activities of continuing operations	690.4	782.7
Net cash used in operating activities of discontinued operations	(0.8)	(0.5)

Net cash provided by operating activities	689.6	782.2

Net cash used in investing activities of continuing operations	(276.8)	(2,228.2)

Net cash used in investing activities	(276.8)	(2,228.2)

Net cash (used in) provided by financing activities of continuing operations	(347.4)	1,559.0

Net cash (used in) provided by financing activities	(347.4)	1,559.0

Effect of exchange rate on cash and cash equivalents	(8.7)	18.6

Net increase in cash and cash equivalents	56.7	131.6

Cash and cash equivalents at beginning of period	379.0	211.4

Cash and cash equivalents at end of period	$435.7	$343.0

Supplemental non-cash disclosure:

Use of restricted cash to fund obligations associated with deferred compensation plans	$25.0	$35.8

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the three months ended September 30, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended September 30, 2008
U.S. Print and Related Services	$2,143.4	$—	$2,143.4
International	721.2	—	721.2

Consolidated	$2,864.6	$—	$2,864.6

Three Months Ended September 30, 2007
U.S. Print and Related Services	$2,161.7	$74.8	$2,236.5
International	748.3	—	748.3

Consolidated	$2,910.0	$74.8	$2,984.8

Net sales change
U.S. Print and Related Services	-0.8%		-4.2%
International	-3.6%		-3.6%
Consolidated	-1.6%		-4.0%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended September 30, 2008 and 2007 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the three months ended September 30, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Cardinal Brands, Inc. (acquired December 27, 2007) and Pro Line Printing, Incorporated (acquired March 14, 2008).

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the nine months ended September 30, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Nine Months Ended September 30, 2008
U.S. Print and Related Services	$6,545.8	$23.6	$6,569.4
International	2,239.5	—	2,239.5

Consolidated	$8,785.3	$23.6	$8,808.9

Nine Months Ended September 30, 2007
U.S. Print and Related Services	$6,332.7	$381.3	$6,714.0
International	2,166.2	9.2	2,175.4

Consolidated	$8,498.9	$390.5	$8,889.4

Net sales change
U.S. Print and Related Services	3.4%		-2.2%
International	3.4%		2.9%
Consolidated	3.4%		-0.9%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the nine months ended September 30, 2008 and 2007 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the nine months ended September 30, 2008, the adjustment for net sales of acquired businesses reflects the net sales of Pro Line Printing, Incorporated (acquired March 14, 2008).

For the nine months ended September 30, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Banta Corporation (acquired January 9, 2007), Perry Judd’s Holdings Incorporated (acquired January 24, 2007), Von Hoffmann (acquired May 16, 2007), Cardinal Brands, Inc. (acquired December 27, 2007) and Pro Line Printing, Incorporated (acquired March 14, 2008).

RR DONNELLEY REPORTS THIRD-QUARTER RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of September 30, 2008

$ IN MILLIONS

(UNAUDITED)

Total Liquidity (1)
Cash	$435.7
Committed Credit Facility (“Facility”) (2)	2,000.0

2,435.7

Usage
Commercial paper	483.8
Borrowings under Facility	275.0
Letters of credit outstanding under Facility	38.8

797.6

Net Available Liquidity	$1,638.1

(1)  -  Liquidity does not include credit facilities of foreign subsidiaries, which are uncommitted facilities.

(2)  -  $2 billion committed credit facility maturing on January 6, 2012.